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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            internet.com Corporation

             (Exact name of registrant as specified in its charter)

            Delaware                                    06-1542480
     -------------------------                  ----------------------
(State of incorporation or organization)    (IRS Employer Identification No.)

          20 Ketchum Street
          Westport, Connecticut                           06880
     -------------------------                  ----------------------
  (Address of principal executive offices)              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:



  Title of each class to be so registered        Name of each exchange on which
                                                 each class is to be registered

          _______________________                    _______________________



If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

          Securities Act registration statement file number to which this form relates: 333-76331

          Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
           ----------------------------------------------------------
                                (Title of Class)




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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered

          The information required by this Item 1 is set forth under the caption "Description of Capital Stock" contained in Amendment No. 3 to the registrant's Registration Statement on Form S-1 (File No. 333-76331) as filed with the Securities and Exchange Commission (the "Commission") on June 3, 1999 and any subsequent amendments thereto.

Item 2.    Exhibits

     1. Form of Amended and Restated Certification of Incorporation. Incorporated by reference to Exhibit 3.02 to the registrant's
              Registration  Statement  on  Form  S-1 (Registration  Number
              333-76331).

     2.       Bylaws.   Incorporated   by  reference  to  Exhibit  3.03  to  the
              registrant's Registration Statement on Form S-1 (Registration Number 333-76331).

     3.       Specimen  of  Stock  Certificate.  Incorporated  by  reference  to
              Exhibit 4.01 to the registrant's Registration Statement on Form S-1 (Registration Number 333-76331).

     4. Registration Rights Agreement, dated as of November 24, 1998, by and among internet.com LLC and Internet World Media, Inc. Incorporated by reference to Exhibit 4.02 to the registrant's Registration Statement on Form S-1 (Registration Number 333-76331).


                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



(Registrant)   internet.com Corporation

Date:    June 16, 1999


By:      /s/ Alan M. Meckler
         --------------------------
         Name:   Alan M. Meckler
         Title:  Chairman and Chief Executive Officer




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                                  EXHIBIT INDEX

     1. Form of Amended and Restated Certification of Incorporation. Incorporated by reference to Exhibit 3.02 to the registrant's Registration Statement on Form S-1 (Registration Number 333-76331).

     2. Bylaws. Incorporated by reference to Exhibit 3.03 to the registrant's Registration Statement on Form S-1 (Registration Number 333-76331).

     3.   Specimen of Stock Certificate. Incorporated by reference to Exhibit
          4.01 to the registrant's Registration Statement on Form S-1 (Registration Number 333-76331).

     4. Registration Rights Agreement, dated as of November 24, 1998, by and among internet.com LLC and Internet World Media, Inc. Incorporated by reference to Exhibit 4.02 to the registrant's Registration Statement on Form S-1 (Registration Number 333-76331).